Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES SECOND QUARTER 2017 RESULTS
Reaffirms 2017 earnings guidance

MADISON, Wis. - August 3, 2017 - Alliant Energy Corporation (NYSE: LNT) today announced results for the three months ended June 30 as follows:

Unaudited earnings per share (EPS) from continuing operations	Three Months
	2017	2016
Utilities, ATC Investment and Corporate Services	$0.40	$0.35
Non-regulated and Parent	0.01	0.02
Alliant Energy Consolidated	$0.41	$0.37

“The second quarter results were in line with our expectations and reflect earnings on our increasing rate base,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “With the solid earnings to date, we are reaffirming 2017 earnings per share guidance.”

Utilities, ATC Investment and Corporate Services - Alliant Energy’s Utilities, American Transmission Company Investment (ATI) and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.40 per share of generally accepted accounting principles (GAAP) EPS from continuing operations in the second quarter of 2017, which was $0.05 per share higher than the second quarter of 2016. The primary drivers of higher EPS were higher revenues resulting from Interstate Power and Light Company’s (IPL) interim retail electric base rate increase implemented in April 2017 and Wisconsin Power and Light Company’s (WPL) retail electric and gas base rate increases implemented in January 2017. These items were partially offset by lower EPS caused by higher depreciation expense and higher energy efficiency cost recovery amortization at WPL.

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated $0.01 per share of GAAP EPS from continuing operations in the second quarter of 2017, which was a decline of $0.01 per share compared to the second quarter of 2016.

Details regarding GAAP EPS from continuing operations variances between the second quarters of 2017 and 2016 for Alliant Energy are as follows:

	Q2 2017	Q2 2016	Variance
Utilities, ATC Investment and Corporate Services:
Higher margins from IPL interim retail electric base rate increase	$0.05	$—	$0.05
Higher margins from WPL retail electric and gas base rate increases	0.05	—	0.05
Higher depreciation expense			(0.03)
Higher energy efficiency cost recovery amortization at WPL	(0.01)	0.01	(0.02)
Timing of income tax expense, including impacts of tax benefit rider			0.02
Estimated temperature impact on retail electric and gas sales	—	0.01	(0.01)
Other			(0.01)
Total Utilities, ATC Investment and Corporate Services			$0.05
Non-regulated and Parent:
Timing of income tax expense, including impacts of tax benefit rider			($0.01)
Total Non-regulated and Parent			($0.01)

Higher margins from IPL interim retail electric base rate increase - In April 2017, IPL filed a request with the Iowa Utilities Board to increase annual rates for its Iowa retail electric customers by $176 million. The request was based on a 2016 historical Test Year as adjusted for certain known and measurable changes occurring up to 12 months after the commencement of the proceeding. An interim retail electric rate increase of $102 million, on an annual basis, was implemented effective April 13, 2017.

Higher margins from WPL retail electric and gas base rate increases - In December 2016, WPL received an order from the Public Service Commission of Wisconsin authorizing WPL to implement an increase in annual retail electric and gas rates of $9 million, each. The retail electric rate increase is comprised of a $60 million retail electric base rate increase and a $51 million monitored fuel-related cost decrease. Effective January 1, 2017, WPL no longer has winter rates that are lower than summer rates. Thus, the quarter-over-quarter variances resulting from the retail electric base rate increase will be larger during the winter quarters, compared to the summer quarters.

2017 Earnings Guidance

Alliant Energy is reaffirming EPS guidance for 2017 as follows:

Utilities, ATC Investment and Corporate Services	$1.90 - $2.02
Non-regulated and Parent	0.02 - 0.04
Alliant Energy Consolidated	$1.92 - $2.06

Drivers for Alliant Energy’s 2017 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Consolidated effective tax rate of 17%

The 2017 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, further impacts from anticipated changes to ATC LLC’s authorized return on equity, future changes in laws or regulations including potential tax reform, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the second quarter 2017 results is scheduled for Friday, August 4th at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Vice President, Chief Financial Officer and Treasurer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-394-8218 (United States or Canada) or 719-457-1036 (International), passcode 4175543. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through August 11, 2017, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 4175543. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 960,000 electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax (including potential tax reform), financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, environmental compliance and remediation costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s pending retail electric base rate review;

•	weather effects on results of utility operations;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•	developments that adversely impact the ability to implement the strategic plan;

•	the ability to qualify for the full level of production tax credits on planned and potential new wind farms and the impact of changes to production tax credits for existing wind farms;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•	changes in the price of delivered natural gas, purchased electricity and coal due to shifts in supply and demand caused by market conditions and regulations;

•	impacts on equity income from unconsolidated investments due to further potential changes to ATC LLC’s authorized return on equity;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the U.S. Environmental Protection Agency (EPA) and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the coal combustion residuals rule, the Clean Power Plan, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with gas transmission and distribution safety regulations, such as proposed rules issued by the Pipeline and Hazardous Materials Safety Administration;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•	risks associated with non-regulated renewable investments;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, and Whiting Petroleum Corporation, which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	changes in technology that alter the channels through which electric customers buy or utilize electricity;

•	material changes in employee-related benefit and compensation costs;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2017 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2017 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

Alliant Energy included in this press release IPL; WPL, excluding ATC Investment; ATC Investment; Corporate Services; utilities, ATC Investment and Corporate Services; and non-regulated and parent EPS from continuing operations for the three and six months ended June 30, 2017 and 2016. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended June 30:

EPS:	Three Months
	2017	2016
IPL	$0.19	$0.14
WPL, excluding ATC Investment	0.17	0.17
ATC Investment	0.03	0.02
Corporate Services	0.01	0.02
Subtotal for Utilities, ATC Investment and Corporate Services	0.40	0.35
Non-regulated and Parent	0.01	0.02
Alliant Energy Consolidated	$0.41	$0.37

Earnings (in millions):	Three Months
	2017	2016
IPL	$42.8	$31.9
WPL, excluding ATC Investment	38.1	38.5
ATC Investment	6.7	5.2
Corporate Services	3.3	3.0
Subtotal for Utilities, ATC Investment and Corporate Services	90.9	78.6
Non-regulated and Parent	3.4	5.8
Earnings from continuing operations	94.3	84.4
Loss from discontinued operations	—	(0.5)
Alliant Energy Consolidated	$94.3	$83.9

The following tables provide a summary of Alliant Energy’s results for the six months ended June 30:

EPS:	Six Months
	2017	2016
IPL	$0.35	$0.34
WPL, excluding ATC Investment	0.37	0.35
ATC Investment	0.06	0.05
Corporate Services	0.02	0.03
Subtotal for Utilities, ATC Investment and Corporate Services	0.80	0.77
Non-regulated and Parent	0.05	0.03
Alliant Energy Consolidated	$0.85	$0.80

Earnings (in millions):	Six Months
	2017	2016
IPL	$80.0	$77.5
WPL, excluding ATC Investment	83.6	79.0
ATC Investment	13.6	11.7
Corporate Services	6.5	5.8
Subtotal for Utilities, ATC Investment and Corporate Services	183.7	174.0
Non-regulated and Parent	9.6	8.0
Earnings from continuing operations	193.3	182.0
Income (loss) from discontinued operations	1.4	(1.6)
Alliant Energy Consolidated	$194.7	$180.4

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Operating revenues:
Electric utility	$680.9	$675.9	$1,358.5	$1,344.8
Gas utility	62.6	57.0	216.9	209.2
Other utility	11.5	12.4	23.2	25.6
Non-regulated	10.3	9.3	20.6	18.8
	765.3	754.6	1,619.2	1,598.4
Operating expenses:
Electric production fuel and purchased power	184.3	199.5	392.1	400.4
Electric transmission service	117.6	130.3	242.3	258.2
Cost of gas sold	28.3	24.6	120.5	119.8
Other operation and maintenance:
Energy efficiency costs	17.2	10.5	37.5	24.4
Other	127.9	134.0	260.5	265.2
Depreciation and amortization	115.0	102.1	222.0	204.6
Taxes other than income taxes	25.7	25.0	52.1	51.3
	616.0	626.0	1,327.0	1,323.9
Operating income	149.3	128.6	292.2	274.5
Interest expense and other:
Interest expense	52.8	48.0	105.1	96.0
Equity income from unconsolidated investments, net	(11.3)	(9.1)	(22.8)	(19.6)
Allowance for funds used during construction	(10.1)	(15.3)	(27.1)	(28.5)
Interest income and other	(0.1)	—	(0.2)	(0.2)
	31.3	23.6	55.0	47.7
Income from continuing operations before income taxes	118.0	105.0	237.2	226.8
Income taxes	21.2	18.1	38.8	39.7
Income from continuing operations, net of tax	96.8	86.9	198.4	187.1
Income (loss) from discontinued operations, net of tax	—	(0.5)	1.4	(1.6)
Net income	96.8	86.4	199.8	185.5
Preferred dividend requirements of IPL	2.5	2.5	5.1	5.1
Net income attributable to Alliant Energy common shareowners	$94.3	$83.9	$194.7	$180.4
Weighted average number of common shares outstanding (basic and diluted)	229.0	227.0	228.3	226.9
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.41	$0.37	$0.85	$0.80
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$94.3	$84.4	$193.3	$182.0
Income (loss) from discontinued operations, net of tax	—	(0.5)	1.4	(1.6)
Net income	$94.3	$83.9	$194.7	$180.4
Dividends declared per common share	$0.315	$0.29375	$0.63	$0.5875

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2017	December 31, 2016
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$7.3	$8.2
Other current assets	807.4	868.9
Property, plant and equipment, net	10,608.1	10,279.2
Investments	354.5	337.6
Other assets	1,966.1	1,879.9
Total assets	$13,743.4	$13,373.8
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$5.2	$4.6
Commercial paper	368.6	244.1
Other current liabilities	834.4	913.3
Long-term debt, net (excluding current portion)	4,354.3	4,315.6
Other liabilities	3,930.5	3,834.2
Equity:
Alliant Energy Corporation common equity	4,050.4	3,862.0
Cumulative preferred stock of Interstate Power and Light Company	200.0	200.0
Total equity	4,250.4	4,062.0
Total liabilities and equity	$13,743.4	$13,373.8

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2017	2016
	(in millions)
Cash flows from operating activities	$502.0	$510.0
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(579.3)	(491.0)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(28.2)	(28.9)
Other	(18.9)	19.1
Net cash flows used for investing activities	(626.4)	(500.8)
Cash flows from (used for) financing activities:
Common stock dividends	(143.1)	(133.2)
Proceeds from issuance of common stock, net	137.3	13.8
Net change in commercial paper	164.5	127.8
Other	(35.2)	(16.9)
Net cash flows from (used for) financing activities	123.5	(8.5)
Net increase (decrease) in cash and cash equivalents	(0.9)	0.7
Cash and cash equivalents at beginning of period	8.2	5.8
Cash and cash equivalents at end of period	$7.3	$6.5

KEY FINANCIAL AND OPERATING STATISTICS

	June 30, 2017	June 30, 2016
Common shares outstanding (000s)	231,062	227,334
Book value per share	$17.53	$16.67
Quarterly common dividend rate per share	$0.315	$0.29375

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Utility electric sales (000s of megawatt-hours)
Residential	1,537	1,586	3,301	3,427
Commercial	1,506	1,537	3,091	3,133
Industrial	2,626	2,654	5,257	5,158
Industrial - co-generation customers	267	224	480	486
Retail subtotal	5,936	6,001	12,129	12,204
Sales for resale:
Wholesale	906	925	1,909	1,905
Bulk power and other	217	97	265	196
Other	24	26	50	51
Total	7,083	7,049	14,353	14,356
Utility retail electric customers (at June 30)
Residential	810,419	806,663
Commercial	141,658	141,145
Industrial	2,563	2,552
Total	954,640	950,360
Utility gas sold and transported (000s of dekatherms)
Residential	3,300	3,804	15,044	15,920
Commercial	2,807	3,138	10,651	11,222
Industrial	560	681	1,532	1,652
Retail subtotal	6,667	7,623	27,227	28,794
Transportation / other	15,954	19,078	35,062	41,313
Total	22,621	26,701	62,289	70,107
Utility retail gas customers (at June 30)
Residential	366,650	364,586
Commercial	44,465	44,560
Industrial	373	390
Total	411,488	409,536

Estimated margin decreases from impacts of temperatures (in millions) -
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Electric margins	$—	$5	($9)	($1)
Gas margins	—	—	(5)	(3)
Total temperature impact on margins	$—	$5	($14)	($4)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Normal	2017	2016	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	624	651	693	3,543	3,720	4,144
Madison, Wisconsin (WPL)	757	828	826	3,887	4,086	4,365
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	244	297	215	244	297	217
Madison, Wisconsin (WPL)	172	201	175	172	201	177

(a)
HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.